                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Valero Energy Corporation, VEC Trust III and VEC Trust IV for the registration of $3.5 billion of their securities and to the incorporation by reference therein of our report dated March 11, 2004, with respect to the consolidated financial statements of Valero Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas
June 18, 2004